                                                                    Exhibit 99.1
                            (CIVITAS BANKGROUP LOGO)
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                       Contact:   Aimee Punessen,
---------------------                                  Investor Relations
                                                       615.236.7454


                     CIVITAS REPORTS CONTINUED STRONG GROWTH


FRANKLIN, Tenn. (July 24, 2006) -- Civitas BankGroup (Nasdaq:NGM:CVBG) reported net income of $4.3 million for the first six months of 2006 and continued strong growth at its primary subsidiary, Cumberland Bank, where loans grew at an annualized rate near 25%.

Net income for the first half 2006 included a non-recurring $2.1 million (after tax) gain related to the company's sale of its 50% interest in the Murray (Kentucky) Bank. Earnings for the first six months of 2006, excluding this gain, were $2.2 million, up 4.8% compared to income from continuing operations for the six months ended June 30, 2005.

Net income for the second quarter 2006 was $1.1 million, an increase of 3.9% over income for the first quarter 2006 excluding the Murray Bank gain.

Loans and deposits at Cumberland Bank have continued to exhibit strong growth. Compared to June 30, 2005, loans have grown $86 million (19.2%) and deposits have increased $95 million (17.2%). Compared to year-end 2005, loans have grown at an annualized rate of 24.6%.

"Although non-recurring sales of subsidiaries in 2005 and 2006 make comparisons somewhat difficult, core earnings continue to improve quarterly," explained Richard E. Herrington, President of Civitas BankGroup. "We have spent the last several years restructuring our company to be a strong, vibrant Middle Tennessee bank by selling non-Middle Tennessee subsidiaries and adding key local bankers. Additionally, we opened our twelfth Middle Tennessee banking center in Hendersonville in June and we are seeking a location for our Murfreesboro banking center."

"This year has been an extraordinary growth period for Cumberland Bank," commented Herrington. 'We are located in highly competitive markets, but our growth demonstrates the abilities of our bankers and the strength of our franchise."

"Short-term earnings have been negatively impacted by national interest rate markets, characterized by a flat or inverted yield curve and rapidly rising short-term interest rates, as we have rebuilt our balance sheet and shifted our funding philosophy away from long-term, high cost certificates of deposits," added Herrington.

"Our significant problem asset issues are behind us," said Herrington. "Our asset quality ratios put us in a leadership position among banks. For example, our delinquency ratio finished the quarter at 0.8% of loans, which is almost half of our peer group average."

"We are in the fourth year of our rebuilding program, and we are pleased with the results," explained Herrington. "Since year-end 2002, we have achieved three key objectives. First, we have eliminated the vast majority of our problem loan issues and implemented an appropriate credit culture. Second, we have significantly grown Cumberland Bank, increasing assets from $468 million at year-end 2002 to $811 million at June 30, 2006. Finally, while sacrificing short-term earnings to solve problems and build a strong foundation, we have increased core earnings and developed a positive trend in profits and profitability. To accomplish these three objectives at the same time is remarkable."

On July 18, 2006, the common stock of Civitas began trading on the Nasdaq Global Markets exchange.

Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Nashville's Insurors Bank.

                                     --30--

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            CIVITAS BANKGROUP, INC.
                              dollars in thousands
                                   unaudited


                                                      June 30,       December 31,
                                                        2006            2005          % Change
                                                        ----            ----          --------
BALANCE SHEET SUMMARY

Assets
  Cash and Cash Equivalents                           $  26,984       $  31,510        -14.4%
  Federal Funds Sold & Interest Bearing Deposits            728           3,657        -80.1%
  Investment Securities                                 217,338         205,170          5.9%
  Loans held for sale                                     4,037           3,720          8.5%
  Loans                                                 535,078         476,421         12.3%
  Allowance for Loan Losses                              (5,351)         (4,765)        12.3%
                                                      ---------       ---------        -----
  Net Loans                                             529,727         471,656         12.3%
  Fixed Assets                                           14,108          14,025          0.6%
  Foreclosed Properties                                     514             346         48.6%
  Other Assets                                           22,277          19,432         14.6%
                                                      ---------       ---------        -----
    Total Assets                                      $ 815,713       $ 749,516          8.8%
                                                      =========       =========        =====

Liabilities and Shareholders' Equity
  Deposits                                            $ 649,475       $ 600,766          8.1%
  Repurchase Agreements and Other Borrowings             94,438          80,452         17.4%
  Subordinated Debentures                                17,000          17,000          0.0%
  Other Liabilities                                       4,594           4,073         12.8%
  Shareholders' Equity                                   50,206          47,225          6.3%
                                                      ---------       ---------        -----
    Total Liabilities and Equity                      $ 815,713       $ 749,516          8.8%
                                                      =========       =========        =====

Book Value per Share                                       3.16            2.98          6.0%

                            CIVITAS BANKGROUP, INC.
                   dollars in thousands except per share data
                                   unaudited

                                                          Three Months Ended June 30,            Six Months Ended June 30,
                                                       2006          2005      % Change      2006           2005      % Change
                                                       ----          ----      --------      ----           ----      --------
INCOME STATEMENT
      Interest Income                              $    12,646   $    10,043      25.9%   $    24,310   $    19,296     25.98%
      Interest Expense                                   6,839         4,520      51.3%        12,854         8,670     48.26%
                                                   -----------   -----------    ------    -----------   -----------    ------
      Net Interest Income                                5,807         5,523       5.1%        11,456        10,626      7.81%
      Provision for Loan Losses                            490           205     139.0%           818           538     52.04%
      Non-Interest Income                                1,579         2,434     -35.1%         6,478         4,200     54.24%
      Non-Interest Expense                               5,250         5,883     -10.8%        10,449        11,322     -7.71%
                                                   -----------   -----------    ------    -----------   -----------    ------
      Income Before Taxes                                1,646         1,869     -11.9%         6,667         2,966    124.78%
      Income Taxes                                         535           585      -8.5%         2,355           900    161.67%
                                                   -----------   -----------    ------    -----------   -----------    ------
      Income from Continuing Operations*           $     1,111   $     1,284     -13.5%   $     4,312   $     2,066    108.71%
                                                   ===========   ===========    ======    ===========   ===========    ======
      Income from Discontinued Operations,
         net of taxes                                     --            --         0.0%          --              82    -100.0%
      Gain on Sale of Discontinued Operations,
         net of taxes                                     --             567    -100.0%          --           3,382    -100.0%
                                                   -----------   -----------    ------    -----------   -----------    ------
      Net Income                                   $     1,111   $     1,851     -40.0%   $     4,312   $     5,530     -22.0%
                                                   ===========   ===========    ======    ===========   ===========    ======

PER SHARE DATA
      Income - Basic - Continuing Operations*      $      0.07   $      0.08     -14.6%   $      0.27   $      0.13     114.4%
      Income - Diluted - Continuing Operations*           0.07          0.08     -14.7%          0.27          0.13     112.6%

      Income - Basic - Discontinued Operations            --            0.04    -100.0%           --           0.21    -100.0%
      Income - Diluted - Discontinued Operations          --            0.04    -100.0%           --           0.21    -100.0%

      Income - Basic                                      0.07          0.12     -40.8%          0.27          0.34     -19.9%
      Income - Diluted                                    0.07          0.12     -40.8%          0.27          0.34     -20.6%

WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                                         15,890,101    15,684,270       1.3%    15,873,812    16,309,764      -2.7%
      Diluted                                       15,959,500    15,729,577       1.5%    16,078,904    16,374,669      -1.8%


* Includes $2.1 million after tax gain on sale of The Murray Bank for the six months ended June 30, 2006

                             CIVITAS BANKGROUP, INC.
                              dollars in thousands
                                    unaudited

                                                                  Three Months Ended                  Six Months Ended
                                                                June 30                           June 30,
                                                                 2006             2005             2006             2005
                                                                 ----             ----             ----             ----
AVERAGE BALANCES
      Loans                                                    $518,773         $454,385         $506,843          $447,846
      Securities                                                220,749          211,947          214,317           206,553
      Earning Assets                                            742,364          672,108          725,048           668,073
      Total Assets of Discontinued Operations                         0                0                0            67,009
      Total Assets                                              796,856          724,609          780,626           789,145

      Demand Deposits                                          $ 58,268         $ 64,151         $ 57,238          $ 64,228
      Interest-Bearing Deposits                                 568,400          514,505          561,469           513,726
      Total Deposits of Discontinued Operations                       0                0                0            55,036
      Total Deposits                                            626,668          514,505          618,707           632,990
      Shareholders' Equity                                       50,240           44,233           48,953            48,619

KEY PERFORMANCE RATIOS - CONTINUING OPERATIONS (ANNUALIZED)*
      Return on Average Assets                                    0.56%            0.71%            1.10%             0.52%
      Return on Average Equity                                    8.85%           11.61%           17.62%             8.50%
      Net Interest Margin                                         3.13%            3.29%            3.16%             3.18%
      Efficiency Ratio                                           71.08%           73.93%           58.26%            76.37%

ASSET QUALITY DATA - CONTINUING OPERATIONS
      Nonperforming Assets                                                                          3,693             3,329
      Allowance for Loan Losses                                                                     5,351             4,647
      Net Charge-Offs                                                                                 232               276

      Nonperforming Assets to Period-
           End Loans                                                                                0.69%             0.74%
      Allowance for Loan Losses to
           Period-End Loans                                                                         1.00%             1.03%
      Net Charge-Offs to Average
           Loans                                                                                    0.09%             0.12%

* Calculations include $2.1 million after tax gain on sale of The Murray Bank for the six months in 2006